UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

Playboy Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 751-8000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2008, the board of directors (the “Board”) of Playboy Enterprises, Inc. (the “Company”) adopted the Third Amended and Restated Bylaws (the “Amended Bylaws”) of the Company to reflect the previously announced separation of the roles of the Company’s Chairman and Chief Executive Officer. The substantive changes included in the Amended Bylaws are that (i) the Chairman of the Board is no longer designated as an officer of the Corporation; (ii) the Chief Executive Officer is no longer designated as the Chairman of the Board; (iii) the Board shall annually elect one of its members to be Chairman of the Board; and (iv) the Chairman of the Board, in addition to the Chief Executive Officer and a majority of the Board, is able to call special meetings of the stockholders.  The Amended Bylaws became effective on December 10, 2008.

The foregoing summary description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1 Third Amended and Restated Bylaws of Playboy Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2008	PLAYBOY ENTERPRISES, INC.

	By:	/s/ Howard S. Shapiro
Howard S. Shapiro
Executive Vice President, Law and
Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Third Amended and Restated Bylaws of Playboy Enterprises, Inc.